UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 10, 2007
Date of Report (Date of earliest event reported)

BIOENVISION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31787	13-4025857
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor, New York, NY 10154

(Address of principal executive offices) (Zip Code)

(212) 750-6700

(Registrant’s telephone number)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 10, 2007, the Court of Chancery of the State of Delaware (New Castle County) issued an Order (the “Order”) in the matter captioned, In re Bioenvision, Inc., C.A. No. 3284-CC (the “Matter”).  A copy of the Order is attached as Exhibit 99.1 hereto and is incorporated by reference herein.  The Order was issued in response to a Verified Joint Petition for Relief Pursuant to 8 Del. C. § 231(c) filed by Bioenvision, Inc. and Genzyme Corporation on October 9, 2007 in the Matter (the “Petition”).  A copy of the Petition is attached as Exhibit 99.2 hereto and is incorporated by reference herein.  The foregoing description is qualified in its entirety by reference to Exhibits 99.1 and 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit 99.1	Order, dated October 10, 2007, issued in In re Bioenvision, Inc., C.A. No. 3284-CC (Delaware Court of Chancery, New Castle County).

Exhibit 99.2

Verified Joint Petition for Relief Pursuant to 8 Del. C. § 231(c) filed by Bioenvision, Inc. and Genzyme Corporation on October 9, 2007 in In re Bioenvision, Inc., C.A. No. 3284-CC (Delaware Court of Chancery, New Castle County).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioenvision, Inc.

Date: October 11, 2007
	By:	/s/ Christopher B. Wood
		Name:	Christopher B. Wood
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit 99.1	Order, dated October 10, 2007, issued in In re Bioenvision, Inc., C.A. No. 3284-CC (Delaware Court of Chancery, New Castle County).

Exhibit 99.2

Verified Joint Petition for Relief Pursuant to 8 Del. C. § 231(c) filed by Bioenvision, Inc. and Genzyme Corporation on October 9, 2007 in In re Bioenvision, Inc., C.A. No. 3284-CC (Delaware Court of Chancery, New Castle County).